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                                                                    EXHIBIT 11.1

                               SANMINA CORPORATION

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                    FOR THE YEARS ENDED SEPTEMBER 30, 1998, 1997 AND 1996
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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

                                                                           BASIC       DILUTED
                                                                          -------      --------
YEAR ENDED SEPTEMBER 30, 1998
Net income............................................................   $68,151        $68,151
Add interest expense on convertible subordinated debentures, net of
 tax.................................................................         --          3,676
                                                                         -------       --------
                                                                         $68,151        $71,827
                                                                         =======       ========
Weighted average shares outstanding...................................    42,356         42,356
Net effect of dilutive stock options..................................       --           2,618
Assumed conversion of subordinated debentures                                --           5,426
                                                                         -------       --------
Common and common equivalent shares used in computing per share
  amounts.............................................................    42,356         50,400
                                                                         =======       ========
Net income per share..................................................   $  1.61       $   1.43
                                                                         =======       ========
YEAR ENDED SEPTEMBER 30, 1997
Net income............................................................   $30,525        $30,525
Add interest expense on convertible subordinated debentures, net of
  tax.................................................................       --           3,101
                                                                         -------        -------
                                                                         $30,525        $33,626
                                                                         =======        =======
Weighted average shares outstanding...................................    40,432         40,432
Net effect of dilutive stock options..................................       --           2,875
Assumed conversion of subordinated debentures.........................       --           6,119
                                                                         -------        -------
Common and common equivalent shares used in computing per share
  amounts.............................................................    40,432         49,426
                                                                         =======        =======
Net income per share..................................................      0.75           0.68
                                                                         =======        =======
YEAR ENDED SEPTEMBER 30, 1996
Net income............................................................    36,565         36,565
Add interest expense on convertible subordinated debentures, net of
  tax.................................................................        --          3,152
                                                                         -------        -------
                                                                         $36,565        $39,717
                                                                         =======        =======
Weighted average shares outstanding...................................    39,356         39,356
Net effect of dilutive stock options..................................        --          2,015
Assumed conversion of subordinated debentures.........................        --          6,119
Common and common equivalent shares used in computing per share           ------        -------
  amounts.............................................................    39,356         47,490
                                                                         =======        =======
Net income per share..................................................   $  0.93        $  0.84
                                                                         =======        =======
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